EXHIBIT 24

                                POWER OF ATTORNEY

                  I, the undersigned Director and/or Officer of Conexant Systems, Inc., a Delaware corporation (the "Company"), hereby constitute DENNIS
E. O'REILLY, JASMINA A. THEODORE and PETER R. KOLYER, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below (a) the Registration Statement on Form S-3 (the "Form S-3") to be filed by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the offer and sale by the Company of shares of common stock, par value $1.00 per share, of the Company (including the associated preferred share purchase right, the "Common Stock") issuable or deliverable upon (i) the exchange for the exchangeable shares of Philsar Semiconductor Inc. ("Philsar") issued in connection with the acquisition by the Company of Philsar (the "Acquisition") and (ii) the exercise of warrants and options (other than employee stock options) originally issued by Philsar which were amended in connection with the Acquisition to become warrants and options to purchase Common Stock, and any and all amendments (including post-effective amendments) and supplements to the Form S-3; (b) a Registration Statement on Form S-8 (the "Philsar Form S-8") for the purpose of registering under the Securities Act the offer and sale of Common Stock under the Company's Philsar Semiconductor Inc. Stock Option Plan, and any and all amendments (including post-effective amendments) and supplements to the Philsar Form S-8; and (c) a Registration Statement on Form S-8 (the "ATI Form S-8") for the purpose of registering under the Securities Act, the offer and sale of Common Stock under the Company's Applied Telecom, Inc. 2000 Stock Option Plan, and any and all amendments (including post-effective amendments) and supplements to the ATI Form S-8.



         Signature                               Title                                Date
         ---------                               -----                                ----


/s/ Dwight W. Decker                      Chairman of the Board
 --------------------              and Chief Executive Officer (principal
    Dwight W. Decker                   executive officer) and Director               May 31, 2000


/s/ Donald R. Beall
---------------------
    Donald R. Beall                                Director                           May 26, 2000


---------------------
 Richard M. Bressler                              Director                           May   , 2000


/s/ F. Craig Farrill
---------------------
    F. Craig Farrill                              Director                           May 31, 2000


/s/ Jerre L. Stead
---------------------
    Jerre L. Stead                                Director                           May 31, 2000



/s/ Balakrishnan S. Iyer                  Senior Vice President and
------------------------                    Chief Financial Officer
 Balakrishnan S. Iyer                     (principal financial officer)              May 31, 2000


/s/ Steven M. Thomson
------------------------                  Vice President and Controller
  Steven M. Thomson                       (principal accounting officer)             May 31, 2000



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